Exhibit 10.302

AMENDED AND RESTATED

BR/CDP CHESHIRE BRIDGE TRUST AGREEMENT

THIS AMENDED AND RESTATED BR/CDP CHESHIRE BRIDGE TRUST AGREEMENT (the "Trust Agreement") is entered into with an effective date of May 29, 2015, by and between DUKE OF LEXINGTON, LLC, an Ohio limited liability company (“Duke”), COMMANDER HABERSHAM, LLC, an Ohio limited liability company (“Commander”) and BR/CDP CB VENTURE, LLC, a Delaware limited liability company (“BR CDP”) (referred to herein individually as a "Beneficiary" and collectively as "Beneficiaries") and ROBERT G. MEYER, individually and MICHAEL KONIG, individually (each, a "Co-Trustee" and collectively, the "Trustee").

WITNESSETH:

WHEREAS, the Beneficiaries previously entered into the BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015 (the “Original Trust Agreement”) with respect to the formation of a trust for purposes of acquiring and holding the beneficial interest in certain property described in Exhibit "A", attached hereto and incorporated by reference herein (the "Property");

WHEREAS, the Beneficiaries wish to amend and restate the Original Trust Agreement, with an effective date as of May 29, 2015, to replace the original trustee thereunder with the Co-Trustees and to reflect the restructured ownership of the Property (i.e. the transfer of the legal title to the Property to CB Owner, LLC a Delaware limited liability company (“CB”) as the holder of such title in its own name);

WHEREAS, the Beneficiaries, as tenants-in-common pursuant to that certain Amended and Restated Tenancy in Common Agreement made by and among the Beneficiaries with an effective date of May 29, 2015 (as from time further modified and amended, the “TIC Agreement”), are the beneficial owners of the Property;

WHEREAS, pursuant to the Amended and Restated Limited Liability Company Agreement of CB (the “CB LLC Agreement”), BR CDP is the sole manager of, and the Trust, acting by and through the Trustee, is the sole member of, CB;

WHEREAS, the Beneficiaries and Trustee desire that CB hold legal title to the Property for the benefit of the Beneficiaries; and

WHEREAS, the Beneficiaries and the Trustee desire to enter into this Trust Agreement to reflect the terms upon which title to the Property is to be held by CB.

NOW, THEREFORE, it is agreed that (i) this Trust Agreement amends and restates the Original Trust Agreement in its entirety and (ii) CB shall hold title to the Property (as such ownership is governed and controlled by the CB LLC Agreement and this Trust Agreement), for the uses and purposes and subject to the terms and conditions hereinafter set forth.

1.                    CB shall hold legal title to the Property (as governed and controlled by the CB LLC Agreement and this Trust Agreement) for the benefit of the Beneficiaries whose undivided tenancy-in-common interests therein are as follows:

Duke:	9.99%
Commander:	0.01%
BR CDP:	90.00%

2.                    Intentionally Omitted.

3.                    The Trustee shall have no power or duty whatsoever to maintain, improve, manage, sell, finance or operate the Property (or the membership interests in CB) except as set forth herein. All authority to make any decisions with respect to the Property shall vest and reside solely in the Beneficiaries, subject only to the TIC Agreement, the CB LLC Agreement and any other written agreement among the Beneficiaries.

4.                    Subject to the TIC Agreement, the CB LLC Agreement and any other agreements entered into by the Beneficiaries, the Trustee shall comply (or, subject to the terms of the CB LLC Agreement, cause CB to comply) with the Beneficiaries’ written directions, including to convey and transfer that Beneficiary’s interest in the Property (or in the membership interests in CB), mortgage the Property or otherwise deal with the Property (or the membership interests in CB). Otherwise, except as specifically provided herein or otherwise agreed in writing by all Beneficiaries, neither the Trust nor the Trustee shall have any power or duty to sell, transfer, convey, mortgage or otherwise deal with title to the Property (or the membership interests in CB). Pursuant to the terms of this Trust Agreement, the CB LLC Agreement or as otherwise agreed in writing by the Beneficiaries, the Trustee shall hold, maintain and protect (or, subject to the CB LLC Agreement, cause CB to continue to hold, maintain and protect) title to the Property.

5.                    The Beneficiaries are intended to be the beneficial owners of the Property in all respects and, subject to any other written agreement between them, each shall be entitled to the benefit of its percentage interest (initially as set forth in Section 1 of this Trust Agreement) of all revenues and profits realized from, and shall be likewise proportionally responsible for all losses, costs, expenses, damages, fines, penalties and taxes incurred in connection with, the Property and its operation (and/or the membership interests in CB); provided further, that this Trust Agreement is not intended to establish or reflect a partnership or joint venture between the Beneficiaries with respect to the Property (or the membership interests in CB), it being the intention of the Beneficiaries that their relationship be solely that of tenants in common with respect to their interest in the Property.

6.                    The Trust created by this Trust Agreement (the “Trust”) shall terminate upon any of the following events:

2

(a)	Any event authorized by the TIC Agreement or as otherwise agreed in writing by all of the Beneficiaries; or

(b)	Conveyance of title to the Property (or to the extent the Property is sold in separate parcels, upon the sale of the last parcel thereof) or the membership interests in CB to the Beneficiaries or their successors or to any other person other than a successor Trustee, to the extent that such conveyance is in accordance with the terms of this Trust Agreement.

7.                    Intentionally Omitted.

8.                    Unless notified to the contrary, the Trustee shall be entitled to rely upon any direction given by the Beneficiaries or any designated successors thereto, or by any Beneficiary or its successors, with respect to such Beneficiary’s interest in the Property (or in the membership interests in CB), to the extent such direction does not contravene the terms and conditions of the TIC Agreement, the CB LLC Agreement or any other agreement entered into by the Beneficiaries. Further, the Trustee may rely upon any direction given by any agent appointed by the Beneficiaries (any such party, a “Manager”) to act on their behalf as set forth in any written agreement between and among them, including but not limited to BR CDP.

9.                    No instrument of conveyance or transfer executed by the Trustee shall contain any covenants of warranty, unless specifically agreed upon in writing by the Trustee and authorized in writing by the Beneficiaries.

10.                  In no case shall any third party dealing with the Trustee be obliged to see that the terms of this Trust Agreement have been complied with, or be obliged to inquire into the necessity and expediency of any act of the Trustee, or be obliged to inquire into any of the terms of this Trust Agreement, and every instrument executed by the Trustee shall be conclusive evidence in favor of every person relying upon or claiming under the same that:

(a)	at the time of the delivery thereof, the Trust created by this Trust Agreement was in full force and effect;

(b)	such instrument was executed in accordance with the terms and conditions contained in this Trust Agreement and is binding upon the Beneficiaries hereunder; and

(c)	the Trustee was duly authorized and empowered to execute such instrument.

11.                  Subject to this Trust Agreement or the terms of any other written agreement between the Beneficiaries, the Trustee shall not incur any liability on behalf of the Property, CB or the Beneficiaries without the prior written consent of the Beneficiaries.

3

12.                 The Trustee shall distribute promptly any monies derived from the Property or CB coming into its possession to the Beneficiaries as directed by the TIC Agreement, the CB LLC Agreement or any other written agreements among the Beneficiaries.

13.                 Subject to the terms of the TIC Agreement, the CB LLC Agreement or any other written agreement between the Beneficiaries (including the Amended and Restated TIC Management Agreement executed by the Beneficiaries), any decision to be made by the Trustee hereunder or otherwise with respect to the Trust or the Property (or with respect to the membership interest in CB) shall be made only upon unanimous agreement of the Co-Trustees and any such decision made without such unanimous agreement shall be void ab initio. In the event that the Co-Trustees fail, after exercising commercially reasonable efforts, to reach unanimous agreement with respect to any decision to be made hereunder or otherwise with respect to the Trust or the Property (or the membership interest in CB), the manager of CB under the CB LLC Agreement shall determine and control the disposition and resolution of such disagreement.

14.                 Intentionally Omitted.

15.                 In the event that any named Trustee, Co-Trustee or any successor Trustee or Co-Trustee appointed pursuant to the provisions of this Trust Agreement should at any time: (i) resign as Trustee; (ii) die or otherwise become physically or mentally unable to perform his/her duties as Trustee; (iii) be relieved of his/her duties as Trustee by vote of a simple majority (i.e. in excess of 50%) of the interests of the Beneficiaries (or as authorized by the TIC Agreement or as otherwise agreed and signed in writing by all of the Beneficiaries); or (iv) otherwise cease for any reason to act as Trustee or Co-Trustee, then the Trustee or Co-Trustee (or any successor Trustee or Co-Trustee appointed as agreed in writing by all of the Beneficiaries), shall execute such documents as may be reasonably required to accept his, her or its appointment as successor Co-Trustee. In the event that the current Trustee or Co-Trustee is unable or unwilling to execute such documents as may be necessary to acknowledge the change in Co-Trustees, the Beneficiaries shall, acting unanimously or through their Manager (or as applicable through the manager of CB), have the right to:

(a)	amend and cause to be restated this Trust Agreement to reflect the new Co-Trustees;

(b)	deliver to any third party having possession or control over the assets of the Trust written direction to transfer such possession or control over said assets to the successor Trustee or Co-Trustee (as applicable) designated in such written notice; or

(c)	bring an action in any court of law having competent jurisdiction over the Trustee or the assets of the Trust for the appointment of a successor Trustee or Co-Trustee and for such other relief as the Beneficiaries deem appropriate, including, without limitation, an order transferring beneficial title to the Property (or legal title to the membership interests in CB) to said successor Trustee or Co-Trustee (as applicable); and/or

4

(d)	take such other actions as may be permitted by law to preserve the assets of the Trust.

In the event that it becomes necessary to appoint a successor Trustee under this paragraph, such successor shall be appointed by a vote of a simple majority of the interests of the Beneficiaries, or as authorized by the TIC Agreement or as otherwise agreed in writing by all of the Beneficiaries.

Any successor or substitute Trustee or Co-Trustee hereunder shall, upon acceptance of such Trustee or Co-Trustee, succeed to and be vested with all of the title, powers, immunities and privileges, and shall be subject to all of the duties, of the Trustee or Co-Trustee hereunder (as applicable). Any Trustee may at any time resign upon delivery of written notice to the Beneficiaries and conveyance of beneficial title to the Property (or legal title to the membership interests in CB) to a successor Trustee determined in accordance herewith. If the Trustee is unable to determine to its satisfaction the proper successor, the Trustee may convey beneficial title to the Property (or legal title to the membership interests in CB) to the Beneficiaries in accordance with their respective interests. Any Co-Trustee may at any time resign upon delivery of written notice to the Beneficiaries. Reference in this Trust to "Trustee" shall be deemed to include the Co-Trustees and any successor or substitute Trustees, as well as the Trustee.

16.	(a)	The Trustee shall not be responsible for, and the Beneficiaries hereby agree, jointly and severally, to indemnify, defend and hold harmless the Trustee, individually and as Trustee, its heirs, personal representatives, successors and assigns, against all loss, claim, damage, cost or expense, including the obligation to advance reasonable attorney’s fees, arising out of or in connection with this Trust Agreement and/or the Property and/or the membership interests in CB, excepting, however, matters resulting from the Trustee’s fraud or gross negligence. Unless otherwise agreed to among the Beneficiaries and the Trustee, the Trustee shall not be liable personally on any note, mortgage or other instrument of indebtedness, or on any warranty, covenant or representation contained in any deed or other instrument, with respect to the Property or the membership interests in CB that the Trustee may, at the request of all of the Beneficiaries, execute. The Trustee shall in no event be required to advance any money in connection with this Trust Agreement or the Property or the membership interests in CB. The Trustee shall in no event be required to take any action hereunder which, in the judgment of the Trustee, may involve or result in liability of the Trustee, without first being indemnified by all of the Beneficiaries to the reasonable satisfaction of the Trustee.

5

(b)	The Beneficiaries hereby agree that they shall, at all times during the existence of the Trust created by this Trust Agreement, maintain (or cause CB to maintain), with respect to the Property: (i) a broad form comprehensive policy of public liability insurance; (ii) fire and extended hazard coverage insurance with respect to any improvements on the Property; and (iii) an Errors and Omissions insurance policy in favor of Trustee. Such policies shall be in such amounts, with such companies and with such endorsements as shall be satisfactory to the Beneficiaries and the Trustee and such policies shall name the Trustee (or as long as legal title is held by CB, CB) as the insured or as an additional insured. The Beneficiaries shall provide the Trustee with evidence of the foregoing upon request.

(c)	The Beneficiaries acknowledge and agree that Trustee is an affiliate of BR CDP and CDP Developer 1, LLC ("Developer"), that the Trustee and their affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Property, with no obligation to offer to the Beneficiaries the right to participate therein or to account therefor. For and in consideration of Trustee’s agreement to serve as Trustee, the Beneficiaries hereby waive and release Trustee from any and all claims, including, without limitation, claims of a fiduciary nature, which may arise from the relationship between Trustee and Developer, as a result of Developer taking certain actions in connection with the Property (provided, such actions are consistent with the TIC Agreement and/or such other documents entered into between the Beneficiaries).

(d)	The Beneficiaries acknowledge and agree that BR CDP will be serving as the manager of CB under the CB LLC Agreement and, as a result thereof, will be making decisions on behalf of, and directing CB to undertake certain actions with respect to, the Property. For and in consideration of BR CDP’s agreement to serve as manager of CB, the Beneficiaries hereby waive and release BR CDP from any and all claims, including, without limitation, claims of a fiduciary nature arising hereunder, which may arise as a result of BR CDP serving in the capacity as manager of CB and taking, or causing CB to take, certain actions in connection with the Property (provided, such actions are consistent with the TIC Agreement, the CB LLC Agreement and/or such other documents entered into between the Beneficiaries).

17.                 The Trustee, at the direction of the Beneficiaries pursuant to the TIC Agreement, the CB LLC Agreement or any other written agreement among the Beneficiaries, may file a complaint for appropriate relief in any court of competent jurisdiction relative to any matter arising in connection with this Trust Agreement.

18.                 This Trust Agreement may be amended at any time upon written direction by all of the Beneficiaries (excluding any Beneficiary who has directed the Trustee to convey out that Beneficiary’s beneficial interest in the Property or legal title to the membership interests in CB), provided that the Trustee shall not be bound to accept any amendment which, in the judgment of the Trustee, increases the duties, obligations, responsibilities or liabilities of the Trustee.

6

19.                 Notices.         Any notification, instruction, direction or other notice permitted or required under this Trust Agreement shall be in writing and shall be delivered (a) by hand, (b) by U.S. Certified Mail, return receipt requested, (c) by facsimile transmission, with a copy thereof simultaneously forwarded by U.S. First Class Mail, or (d) by nationally recognized overnight delivery service, to the party to whom directed at the following addresses:

Beneficiaries:

Duke of Lexington, LLC

c/o Fred Keith

Keith & Associates

715 Bakewell Street

Covington, KY 41011

Facsimile No. (859) 261-6882

Commander Habersham, LLC

c/o J. Robert Brown

One Grandin Lane

Cincinnati, OH 45208

Facsimile No. (513) 321-5169

BR/CDP Cheshire Bridge Venture, LLC

880 Glenwood Avenue SE

Suite H

Atlanta, Georgia 30316

Attn: Rob Meyer

Facsimile No. (404) 890-5681

With a copy to:

Nelson Mullins Riley & Scarborough LLP

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

Attn: Eric R. Wilensky, Esq.

Facsimile No. (404) 322-6050

7

With a copy to:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: James Babb and Mike Konig

Email: jbabb@bluerockre.com and mkonig@bluerockre.com

Facsimile No. (646) 278-4220

Trustee:

c/o CB Owner, LLC

880 Glenwood Avenue SE

Suite H

Atlanta, Georgia 30316

Attn: Rob Meyer

Facsimile No. (404) 890-5681

With a copy to:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: James Babb and Mike Konig

Email: jbabb@bluerockre.com and mkonig@bluerockre.com

Facsimile No. (646) 278-4220

Delivery shall be deemed complete, if by hand, upon actual delivery to the party to whom directed; if by Certified Mail, the earlier of actual delivery to the party’s address by the U.S. Postal Service, or three (3) business days after deposit thereof with the U.S. Postal Service; if by facsimile, the date of the written delivery confirmation of the sender if such confirmation indicates a time prior to 5:00 p.m. EST/EDT on a business day, or if the written delivery confirmation indicates a day other than a business day or a time after 5:00 p.m. EST/EDT on a business day, then on the next business day; and if by overnight delivery service, upon delivery by such service to the party’s address. Any party may change the address to which notices, instructions or directions shall be delivered by giving the other parties notice in accordance with this Section.

20.                 Governing Law. This Trust Agreement shall be governed by the laws of the State of Georgia.

21.                 Venue-Jury Trial Waiver. The parties hereto agree that any suit brought to enforce this Trust Agreement shall be venued only in any court of competent jurisdiction in the State of New York, Borough of Manhattan, and, by execution and delivery of this Trust Agreement, each of the parties to this Trust Agreement hereby irrevocably accepts and waives all objection to, the exclusive jurisdiction of the aforesaid courts in connection with any suit brought to enforce this Trust Agreement, and irrevocably agrees to be bound by any judgment rendered thereby. Each of the parties hereto hereby agrees that service of process in any such proceeding may be made by giving notice to such party in the manner and at the place set forth in Section 19 of this Trust Agreement. The parties further mutually agree to waive all rights to trial by jury.

[signature pages to follow]

8

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

TRUSTEE:

Signed and Acknowledged		/s/ Michael Konig
in the presence of:		Michael Konig

/s/ Molly Brown
Print Name:	Molly Brown

/s/ Natalie Murphy
Print Name:	Natalie Murphy

/s/ Robert G. Meyer
Robert G. Meyer

/s/ Lindsey Schaknowski
Print Name:	Lindsey Schaknowski

/s/ Stephanie Woodall
Print Name:	Stephanie Woodall

[signatures continue on following page]

9

BENEFICIARIES:

Signed and Acknowledged in the presence of:		DUKE OF LEXINGTON, LLC, an Ohio limited liability company

/s/ Nicole L. Ottke		By:	/s/	Jeanne Miller
Print Name:	Nicole L. Ottke			Name:	Jeanne Miller
				Title:	Manager
/s/ Michael T. Chambers
Print Name:	Michael T. Chambers

Signed and Acknowledged in the presence of:		COMMANDER HABERSHAM, LLC, an Ohio limited liability company

/s/ Nicole L. Ottke		By:	/s/	J. Robert Brown
Print Name:	Nicole L. Ottke			J. Robert Brown
Title: Manager
/s/ Michael T. Chambers
Print Name:	Michael T. Chambers

[signatures continue on following page]

10

Signed and Acknowledged in the presence of:		BR/CDP CB VENTURE, LLC, Delaware limited liability company

		By:	CB Developer, LLC, a Georgia limited liability company, a Manager
/s/ Lindsey Schaknowski
Print Name:	Lindsey Schaknowski	By: Catalyst Development Partners
II, LLC, a Georgia limited liability
company, as its Manager
/s/ Stephanie Woodall
Print Name:	Stephanie Woodall	By:	/s/ Robert G. Meyer
		Name:	Robert G. Meyer
		Title:	Manager

[end of signatures]

11

EXHIBIT A

Legal Description

All that tract of land lying or being Land Lot 6, 17th District, Fulton County and the City of Atlanta, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2 inch re-bar found at the intersection of the southerly right of way of Interstate 85, a variable width right of way, and the westerly right of way of Cheshire Bridge Road, also a variable width right of way;

THEN leaving the right of way of Interstate 85, proceed the following courses along the said westerly right of way of Cheshire Bridge Road:

South 55 degrees 38 minutes 44 seconds East for 30.92 feet to a 1/2 inch re-bar found;

THEN South 06 degrees 51 minutes 23 seconds East for 248.74 feet to a nail found;

THEN South 28 degrees 07 minutes 38 seconds East for 42.38 feet to a 1/2 inch re-bar found;

THEN South 67 degrees 28 minutes 12 seconds West for 145.43 feet to a 1/2 inch re-bar found;

THEN South 00 degrees 42 minutes 52 seconds West for 123.24 feet to a 1/2 inch re-bar found;

THEN North 88 degrees 37 minutes 53 seconds West for 43.35 feet to a 1/2 inch re-bar found;

THEN South 09 degrees 34 minutes 54 seconds East for 86.90 feet to a 1/2 inch re-bar found;

THEN North 89 degrees 25 minutes 02 seconds West for 172.15 feet to a 1/2 inch open top pipe found;

THEN North 25 degrees 59 minutes 36 seconds West for 95.01 feet to a point;

THEN North 26 degrees 42 minutes 06 seconds West for 470.00 feet to a point on the southerly variable right of way of Interstate 85;

THEN continue the following courses along said southerly right of way of Interstate 85;

North 82 degrees 57 minutes 58 seconds East for 105.01 feet to a 1/2 inch re-bar found;

THEN North 79 degrees 50 minutes 07 seconds East for 257.68 feet to a point;

THEN North 89 degrees 59 minutes 21 seconds East for 156.66 feet to a 1/2 inch re-bar found at the POINT OF BEGINNING.

Together with and subject to covenants, easements, and restrictions of record.

Said property contains 4.877 acres more or less.